Exhibit 99.2

News Release

Investor Contact:	Media Contact:
Mark Bierley	Anne Roman
(734) 477-4105	(734) 477-1392
Borders Group Reports Q2 2009 Results; Adjusted EBITDA $6.9 Million and Operating Cash Flow $40.6 Million
ANN ARBOR, Mich., Aug. 25, 2009—Borders Group, Inc. (NYSE: BGP) today reported results for the fiscal second quarter of 2009, ended Aug. 1.
Second quarter results, compared to the same period a year ago, include the following highlights:
•	Adjusted EBITDA was $6.9 million compared to $14.9 million in the prior year quarter. On a year-to-date basis, adjusted EBITDA was $9.9 million compared to $0.6 million in 2008.

•	SG&A expenses, on an operating basis, were reduced by $35.8 million.

•	Inventory was reduced by $201.3 million, including a reduction in multimedia inventory of $57.3 million.

•	Debt, net of cash, at the end of the second quarter was $242.5 million, a reduction from the prior year of $179.3 million, or 42.5%. Debt, net of cash, compared to year-end levels was reduced by $40.1 million, or 14.2%.

•	Total consolidated sales were $616.8 million, down $132.4 million, or 17.7%.

•	Comparable store sales declined by 17.9% and 10.8% at Borders superstores and Waldenbooks Specialty Retail stores, respectively. Excluding multimedia, comparable store sales at Borders declined by 13.0%.

•	On an operating basis, the company generated a loss from continuing operations of $12.7 million or $0.21 per share compared to a loss of $10.5 million or $0.18 per share a year ago. On a GAAP basis, the loss from continuing operations was $45.6 million or $0.76 per share compared to a loss of $11.3 million or $0.19 per share a year ago. The $0.76 per share loss includes $0.55 per share of non-operating charges that were primarily non-cash.
“The second quarter was a transitional one as we made significant space and inventory reductions to strategically position declining categories for profitability while further developing businesses that have potential,” said Borders Group Chief Executive Officer Ron Marshall. “While this transition impacted sales in the short run, our stores are now better positioned to drive improved sales in the back half of the year. Further, we are pleased that even with the level of transformation we undertook in the second quarter, our financial disciplines remained intact and we continued to strengthen our balance sheet by cutting debt, generating positive cash flow, reducing inventory and tightly managing working capital. The big changes for the year are behind us now and the challenge is to deliver on the opportunity we have created to drive sales.”
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Borders Group Q2 2009—2
Consolidated Results
All sales and earnings/loss figures reported throughout this news release are on a continuing operations basis unless otherwise noted.
Second quarter consolidated sales were $616.8 million, down 17.7% from a year ago. On an operating basis, Borders Group generated a second quarter loss of $12.7 million or $0.21 per share compared to a loss of $10.5 million or $0.18 per share for the same period last year. On a GAAP basis, the second quarter loss was $45.6 million or $0.76 per share compared to a GAAP loss of $11.3 million or $0.19 per share a year ago. The second quarter GAAP loss includes non-operating, after-tax charges—primarily non-cash—totaling $32.9 million.
Excluding non-operating charges, SG&A as a percent of sales improved over last year by 0.2% from 26.0% to 25.8% due to the company’s aggressive expense reduction initiatives, which were partially offset by de-leveraging due to negative sales trends. Expense reduction initiatives helped reduce SG&A dollar expenses by $35.8 million compared to the prior year. On a GAAP basis, SG&A as a percent of sales was flat with last year at 27.4%.
Operating cash flow in the second quarter was $40.6 million compared to $71.1 million one year ago when the company first initiated a significant inventory reduction program.
Second quarter capital expenditures were $2.0 million compared to $27.1 million in 2008 as the company continued to manage capital prudently. Debt, net of cash, at the end of the second quarter totaled $242.5 million compared to debt, net of cash, at the end of the second quarter a year ago of $421.8 million, a reduction of 42.5%. Inventory was reduced by 18.5% as the company reduced its second quarter inventory investment to $889.0 million compared to year-ago inventory of $1.1 billion.
Non-Operating Adjustments
The table below details the non-operating adjustments for the second quarter and the year to date.

Non-Operating Adjustments	Item	Line Item Impact	Q2 2009	YTD 2009
Consulting, professional and other fees	Cash	Gross Margin and SG&A	$4.7 million	$8.9 million
Store closure and related items	Cash	Gross Margin and SG&A	$0.9 million	$0.7 million
Severance and other compensation costs	Cash	Gross Margin and SG&A	$1.6 million	$2.0 million
Asset impairments and other writedowns	Non-cash	Asset Impairments	$0.7 million	$0.8 million
Accelerated depreciation-multimedia space reduction	Non-cash	SG&A	$2.8 million	$7.1 million
Term loan cost/discount amortization	Non-cash	Interest Expense	$1.1 million	$2.7 million
International “put” expiration	Non-cash	Warrant/Put Expense	$0.0 million	$16.2 million
Warrant liability fair value adjustment	Non-cash	Warrant/Put Expense	$14.7 million	$47.6 million
Total pre-tax non-operating adjustments			$26.5 million	$86.0 million
Normalized income taxes	Non-cash	Income Taxes (Benefit)	$6.4 million	$17.0 million
Total after-tax non-operating adjustments			$32.9 million	$103.0 million
			$0.55 EPS	$1.71 EPS
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Borders Group Q2 2009—3
Borders Superstores
Total sales at Borders superstores, including Borders.com, in the second quarter were $513.6 million, down 17.4% from a year ago. Comparable store sales decreased by 17.9% at Borders superstores in the second quarter. Excluding multimedia, which was substantially transitioned out of stores throughout the second quarter, comparable store sales at Borders declined by 13.0%.
On an operating basis, the segment generated a second quarter operating loss of $9.0 million compared to an operating loss of $3.1 million for the same period a year ago. On a GAAP basis, the segment generated an operating loss in the second quarter of $17.4 million compared to an operating loss of $7.7 million the prior year.
Two Borders superstores were closed in the second quarter, ending the period with 513 locations.
Waldenbooks Specialty Retail
Total sales in the second quarter within the Waldenbooks Specialty Retail segment were $74.5 million, a 23.1% decline compared to the same period in 2008 as the number of stores was decreased to 370 at the end of the second quarter this year compared to 468 stores that were open at the close of the same period a year ago. The company closed six Waldenbooks locations in the second quarter of this year. Comparable store sales in the second quarter at Waldenbooks decreased by 10.8%.
On an operating basis, the segment generated an operating loss of $2.9 million in the second quarter compared to an operating loss of $6.7 million for the same period in 2008. On a GAAP basis, the segment generated a second quarter operating loss of $3.1 million compared to an operating loss of $7.7 million for the same period in 2008.
International
Total sales within the International segment (which consists primarily of Paperchase) totaled $28.7 million in the second quarter, which is down by 5.6% compared to a year ago. Excluding the impact of foreign currency translation, segment sales increased by 10.4% for the period.
On an operating basis, the segment generated an operating loss of $1.0 million in the second quarter compared to an operating loss of $1.3 million for the same period in 2008. On a GAAP basis, the segment generated a second quarter operating loss of $1.7 million compared to an operating loss of $1.4 million for the same period in 2008.
Conference Call Today
Management will review second quarter results on a conference call today at 10 a.m. Eastern. This call is being web cast by Thomson Financial and can be accessed at the Borders Group corporate Web site at www.bordersgroupinc.com. A replay will be accessible on the Web site through Sept. 25. In addition, a replay phone service will be available toll-free 800-229-6237, or for international calls, at 402-220-9680. The phone service will be available through Sept. 8 until 11:59 p.m. Eastern.
Next Financial Release-Q3 2009
Borders Group plans to issue fiscal third quarter 2009 results Nov. 24.
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Borders Group Q2 2009—4
About Borders Group
Headquartered in Ann Arbor, Mich., Borders Group, Inc. (NYSE: BGP) is a leading retailer of books, music and movies with more than 25,000 employees. Through its subsidiaries, the company operates approximately 1,000 stores worldwide primarily under the Borders® and Waldenbooks® brand names. For online shopping, visit Borders.com. For more information about the company, visit www.borders.com/investors.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “expect,” “planning,” “possibility,” “opportunity” “goal,” “will,” “may,” “intend,” “anticipates,” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company’s future financial condition and performance (including earnings per share, liquidity, sales, inventory levels and capital expenditures), its cost reduction initiatives and plans for the expansion of product categories. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements.
These risks and uncertainties include, but are not limited to, consumer demand for the company’s products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, competition and other factors; the availability of adequate capital—including vendor credit—to fund the company’s operations and to carry out its strategic plans, adverse litigation results or other claims and the performance of the company’s information technology systems.
The company’s periodic reports filed from time to time with the Securities and Exchange Commission contain more detailed discussions of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and those discussions are incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.
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Borders Group, Inc. Financial Statements
(dollars in millions, except per share amounts)
Unaudited
Sales and Earnings Summary

	Quarter Ended August 1, 2009			Quarter Ended August 2, 2008 (1)
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (2)	(2)	Basis	Basis (3)	(3)	Basis
Borders Superstores	$513.6	$—	$513.6	$621.9	$—	$621.9
Waldenbooks Specialty Retail	74.5	—	74.5	96.9	—	96.9
International	28.7	—	28.7	30.4	—	30.4

Total sales	616.8	—	616.8	749.2	—	749.2
Other revenue	7.9	—	7.9	9.3	—	9.3

Total revenue	624.7	—	624.7	758.5	—	758.5
Cost of goods sold, including occupancy costs	481.7	0.2	481.9	576.5	—	576.5

Gross margin	143.0	(0.2)	142.8	182.0	—	182.0
Selling, general and administrative expenses	159.1	9.8	168.9	194.9	10.2	205.1
Asset impairments and other writedowns	—	0.7	0.7	—	—	—

Operating loss	(16.1)	(10.7)	(26.8)	(12.9)	(10.2)	(23.1)
Interest expense	4.1	1.1	5.2	6.6	4.5	11.1
Warrant/put expense (income)	—	14.7	14.7	—	(10.9)	(10.9)

Total interest expense	4.1	15.8	19.9	6.6	(6.4)	0.2

Loss before income taxes	(20.2)	(26.5)	(46.7)	(19.5)	(3.8)	(23.3)
Income taxes (benefit)	(7.5)	6.4	(1.1)	(9.0)	(3.0)	(12.0)

Loss from continuing operations	$(12.7)	$(32.9)	$(45.6)	$(10.5)	$(0.8)	$(11.3)

Loss from operations of discontinued operations (net of tax)	—	—	—	(0.5)	—	(0.5)
Gain on disposal of discontinued operations (net of tax)	—	—	—	—	2.6	2.6

Income (loss) from discontinued operations (net of tax)	—	—	—	(0.5)	2.6	2.1

Net loss	$(12.7)	$(32.9)	$(45.6)	$(11.0)	$1.8	$(9.2)

Basic EPS from continuing operations	$(0.21)	$(0.55)	$(0.76)	$(0.18)	$(0.01)	$(0.19)
Basic EPS from discontinued operations	$—	$—	$—	$—	$0.04	$0.04
Basic EPS including discontinued operations	$(0.21)	$(0.55)	$(0.76)	$(0.18)	$0.03	$(0.15)
Basic weighted avg. common shares	60.2	60.2	60.2	60.5	60.5	60.5

Comparable Store Sales
Borders Superstores	(17.9%)			(8.9%)
Waldenbooks Specialty Retail	(10.8%)			(7.0%)
Sales and Earnings Summary (As Percentage of Total Sales)

	Quarter Ended August 1, 2009			Quarter Ended August 2, 2008 (1)
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (2)	(2)	Basis	Basis (3)	(3)	Basis
Borders Superstores	83.3%	—%	83.3%	83.0%	—%	83.0%
Waldenbooks Specialty Retail	12.1	—	12.1	12.9	—	12.9
International	4.6	—	4.6	4.1	—	4.1

Total sales	100.0	—	100.0	100.0	—	100.0
Other revenue	1.3	—	1.3	1.2	—	1.2

Total revenue	101.3	—	101.3	101.2	—	101.2
Cost of goods sold, including occupancy costs	78.1	—	78.1	76.9	—	76.9

Gross margin	23.2	—	23.2	24.3	—	24.3
Selling, general and administrative expenses	25.8	1.6	27.4	26.0	1.4	27.4
Asset impairments and other writedowns	—	0.1	0.1	—	—	—

Operating loss	(2.6)	(1.7)	(4.3)	(1.7)	(1.4)	(3.1)
Interest expense	0.7	0.2	0.9	0.9	0.6	1.5
Warrant/put expense (income)	—	2.4	2.4	—	(1.5)	(1.5)

Total interest expense	0.7	2.6	3.3	0.9	(0.9)	—

Loss before income taxes	(3.3)	(4.3)	(7.6)	(2.6)	(0.5)	(3.1)
Income taxes (benefit)	(1.2)	1.0	(0.2)	(1.2)	(0.4)	(1.6)

Loss from continuing operations	(2.1)%	(5.3)%	(7.4)%	(1.4)%	(0.1)%	(1.5)%

(1)	The results of Borders Australia, Borders New Zealand and Borders Singapore are reported as discontinued operations.

(2)	Results from 2009 were impacted by a number of non-operating items, including accelerated depreciation related to our multimedia reduction initiative, asset impairments, severance costs, store closure costs, professional fees related to our turnaround efforts, amortization of the term loan discount and debt issuance costs, and a non-cash charge related to the fair market value adjustment of the warrant liability. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items. To aid in the comparability to last year, operating basis data is presented using a normalized tax rate.

(3)	Results from 2008 were impacted by a number of non-operating items, including store closure costs, severance costs, professional fees related to strategic alternatives and amortization of the term loan discount and debt issuance costs, offset by income related to the fair market value adjustment of the warrant liability and related tax benefit. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

Borders Group, Inc. Financial Statements
(dollars in millions, except per share amounts)
Unaudited
Sales and Earnings Summary

	Six Months Ended August 1, 2009			Six Months Ended August 2, 2008 (1)
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (2)	(2)	Basis	Basis (3)	(3)	Basis

Borders Superstores	$1,050.3	$—	$1,050.3	$1,222.6	$—	$1,222.6
Waldenbooks Specialty Retail	151.4	—	151.4	192.9	—	192.9
International	56.6	—	56.6	63.2	—	63.2

Total sales	1,258.3	—	1,258.3	1,478.7	—	1,478.7
Other revenue	16.6	—	16.6	15.6	—	15.6

Total revenue	1,274.9	—	1,274.9	1,494.3	—	1,494.3
Cost of goods sold, including occupancy costs	989.4	(0.7)	988.7	1,142.6	1.5	1,144.1

Gross margin	285.5	0.7	286.2	351.7	(1.5)	350.2
Selling, general and administrative expenses	321.9	19.4	341.3	405.8	12.4	418.2
Asset impairments and other writedowns	—	0.8	0.8	—	—	—

Operating loss	(36.4)	(19.5)	(55.9)	(54.1)	(13.9)	(68.0)
Interest expense	9.0	2.7	11.7	14.9	5.7	20.6
Warrant/put expense (income)	—	63.8	63.8	—	(14.5)	(14.5)

Total interest expense	9.0	66.5	75.5	14.9	(8.8)	6.1

Loss before income taxes	(45.4)	(86.0)	(131.4)	(69.0)	(5.1)	(74.1)
Income taxes (benefit)	(16.8)	17.0	0.2	(28.0)	(4.7)	(32.7)

Loss from continuing operations	$(28.6)	$(103.0)	$(131.6)	$(41.0)	$(0.4)	$(41.4)

Loss from operations of discontinued operations (net of tax)	—	—	—	(1.7)	—	(1.7)
Gain on disposal of discontinued operations (net of tax)	—	—	—	—	2.2	2.2

Income (loss) from discontinued operations (net of tax)	—	—	—	(1.7)	2.2	0.5

Net loss	$(28.6)	$(103.0)	$(131.6)	$(42.7)	$1.8	$(40.9)

Basic EPS from continuing operations	$(0.48)	$(1.71)	$(2.19)	$(0.68)	$(0.01)	$(0.69)
Basic EPS from discontinued operations	$—	$—	$—	$(0.03)	$0.04	$0.01
Basic EPS including discontinued operations	$(0.48)	$(1.71)	$(2.19)	$(0.71)	$0.03	$(0.68)
Basic weighted avg. common shares	60.1	60.1	60.1	60.0	60.0	60.0

Comparable Store Sales
Borders Superstores	(15.7%)			(6.5%)
Waldenbooks Specialty Retail	(8.2%)			(4.0%)
Sales and Earnings Summary (As Percentage of Total Sales)

	Six Months Ended August 1, 2009			Six Months Ended August 2, 2008 (1)
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (2)	(2)	Basis	Basis (3)	(3)	Basis

Borders Superstores	83.5%	—%	83.5%	82.7%	—%	82.7%
Waldenbooks Specialty Retail	12.0	—	12.0	13.0	—	13.0
International	4.5	—	4.5	4.3	—	4.3

Total sales	100.0	—	100.0	100.0	—	100.0
Other revenue	1.3	—	1.3	1.1	—	1.1

Total revenue	101.3	—	101.3	101.1	—	101.1
Cost of goods sold, including occupancy costs	78.6	—	78.6	77.3	0.1	77.4

Gross margin	22.7	—	22.7	23.8	(0.1)	23.7
Selling, general and administrative expenses	25.6	1.5	27.1	27.5	0.8	28.3
Asset impairments and other writedowns	—	0.1	0.1	—	—	—

Operating loss	(2.9)	(1.6)	(4.5)	(3.7)	(0.9)	(4.6)
Interest expense	0.7	0.2	0.9	1.0	0.4	1.4
Warrant/put expense (income)	—	5.1	5.1	—	(1.0)	(1.0)

Total interest expense	0.7	5.3	6.0	1.0	(0.6)	0.4

Loss before income taxes	(3.6)	(6.9)	(10.5)	(4.7)	(0.3)	(5.0)
Income taxes (benefit)	(1.3)	1.3	—	(1.9)	(0.3)	(2.2)

Loss from continuing operations	(2.3)%	(8.2)%	(10.5)%	(2.8)%	—%	(2.8)%

(1)	The results of Borders Australia, Borders New Zealand and Borders Singapore are reported as discontinued operations.

(2)	Results from 2009 were impacted by a number of non-operating items, including accelerated depreciation related to our multimedia reduction initiative, asset impairments, severance costs, store closure costs, professional fees related to our turnaround efforts, amortization of the term loan discount and debt issuance costs, and non-cash charges related to the write-off of an intangible asset and the fair market value adjustment of the warrant liability. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items. To aid in the comparability to last year, operating basis data is presented using a normalized tax rate.

(3)	Results from 2008 were impacted by a number of non-operating items, including store closure costs, severance costs, professional fees related to strategic alternatives and amortization of the term loan discount and debt issuance costs, offset by income related to the fair market value adjustment of the warrant liability and related tax benefit. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

Borders Group, Inc. Financial Statements
(dollars in millions)
Unaudited
Condensed Consolidated Balance Sheets

	August 1,	August 2,	January 31,
	2009	2008	2009
Assets
Cash and cash equivalents	$45.1	$43.9	$53.6
Merchandise inventories	889.0	1,090.3	915.2
Other current assets	76.3	118.1	102.4
Property and equipment, net	444.6	584.5	494.2
Other assets and deferred charges	47.6	114.6	43.4
Goodwill	0.3	40.5	0.2

Total assets	$1,502.9	$1,991.9	$1,609.0

Liabilities and Stockholders’ Equity
Short-term borrowings and current portion of long-term debt	$281.3	$459.4	$329.8
Trade accounts payable	410.0	469.2	350.0
Other current liabilities	279.8	268.4	313.9
Long-term debt	6.3	6.3	6.4
Other long-term liabilities	388.6	363.9	345.8

Total liabilities	1,366.0	1,567.2	1,345.9
Total stockholders’ equity	136.9	424.7	263.1

Total liabilities and stockholders’ equity	$1,502.9	$1,991.9	$1,609.0

Store Activity Summary

	Quarter Ended		Six Months Ended		Year Ended
	August 1,	August 2,	August 1,	August 2,	January 31,
	2009	2008	2009	2008	2009
Borders Superstores
Beginning number of stores	515	514	515	509	509
Openings	—	4	—	9	12
Closings	(2)	—	(2)	—	(6)

Ending number of stores	513	518	513	518	515

Ending square footage (in millions)	12.7	12.7	12.7	12.7	12.8

Waldenbooks Specialty Retail Stores (1)
Beginning number of stores	376	476	386	490	490
Openings	—	—	1	—	8
Closings	(6)	(8)	(17)	(22)	(112)

Ending number of stores	370	468	370	468	386

Ending square footage (in millions)	1.3	1.8	1.3	1.8	1.4

(1) Includes all small format stores in malls, airports and outlet malls.

Borders Group, Inc. Financial Statements
(dollars in millions)
Unaudited
Condensed Consolidated Statements of Cash Flows

	Quarter Ended		Six Months Ended
	August 1,	August 2,	August 1,	August 2,
	2009	2008	2009	2008
CASH PROVIDED BY (USED FOR):
OPERATIONS
Loss from continuing operations	$(45.6)	$(11.3)	$(131.6)	$(41.4)
Adjustments to reconcile loss from continuing operations to operating cash flows:
Depreciation	25.8	27.8	53.4	54.7
Loss on disposal of assets	0.5	—	0.5	0.1
Stock based compensation cost	0.6	1.4	—	3.3
Change in other long-term assets, liabilities and deferred charges	13.3	5.9	39.7	(0.2)
Write-off of intangible asset	—	—	16.2	—
Asset impairments and other writedowns	0.7	—	0.8	—
Decrease in inventories	6.2	57.6	29.1	151.6
Increase (decrease) in accounts payable	36.2	6.7	58.9	(42.7)
Cash provided by (used for) other current assets and other current liabilities	2.9	(17.0)	(24.0)	(71.4)

Net cash provided by operating activities of continuing operations	40.6	71.1	43.0	54.0
INVESTING
Capital expenditures	(2.0)	(27.1)	(4.4)	(54.1)
Proceeds from the sale of discontinued operations	—	87.9	—	87.9

Net cash provided by (used for) investing activities of continuing operations	(2.0)	60.8	(4.4)	33.8
FINANCING
Net repayment of financing obligations	(38.9)	(128.8)	(46.4)	(83.6)
Issuance and repurchase of common stock	(0.1)	0.1	(0.4)	0.3
Net funding from (repayment of) long-term debt	(0.3)	(0.4)	(0.3)	0.7
Net repayment of capital lease obligations	(0.4)	—	(0.5)	—
Cash dividends paid	—	—	—	(6.5)

Net cash used for financing activities of continuing operations	(39.7)	(129.1)	(47.6)	(89.1)
Effect of exchange rates on cash and cash equivalents	0.5	0.1	0.5	0.1
Net cash provided by (used for) discontinued operations	—	6.0	—	(13.4)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(0.6)	8.9	(8.5)	(14.6)

Cash and cash equivalents at beginning of period	45.7	35.0	53.6	58.5

Cash and cash equivalents at end of period	$45.1	$43.9	$45.1	$43.9

Borders Group, Inc. Segment Financial Information
(dollars in millions, except per share amounts)
Unaudited

	Quarter Ended August 1, 2009			Quarter Ended August 2, 2008
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (1)	(1)	Basis	Basis (2)	(2)	Basis
Borders Superstores
Sales	$513.6	$—	$513.6	$621.9	$—	$621.9
Depreciation expense	19.7	2.8	22.5	24.1	—	24.1
Operating loss	(9.0)	(8.4)	(17.4)	(3.1)	(4.6)	(7.7)
Adjusted EBITDA (5)	10.7			21.0
Waldenbooks Specialty Retail
Sales	$74.5	$—	$74.5	$96.9	$—	$96.9
Depreciation expense	1.9	—	1.9	2.2	—	2.2
Operating loss	(2.9)	(0.2)	(3.1)	(6.7)	(1.0)	(7.7)
Adjusted EBITDA (5)	(1.0)			(4.5)
International (3)
Sales	$28.7	$—	$28.7	$30.4	$—	$30.4
Depreciation expense	1.4	—	1.4	1.5	—	1.5
Operating loss	(1.0)	(0.7)	(1.7)	(1.3)	(0.1)	(1.4)
Adjusted EBITDA (5)	0.4			0.2
Corporate (4)
Operating loss	$(3.2)	$(1.4)	$(4.6)	$(1.8)	$(4.5)	$(6.3)
Adjusted EBITDA (5)	(3.2)			(1.8)
Consolidated (3)
Sales	$616.8	$—	$616.8	$749.2	$—	$749.2
Depreciation expense	23.0	2.8	25.8	27.8	—	27.8
Operating loss	(16.1)	(10.7)	(26.8)	(12.9)	(10.2)	(23.1)
Adjusted EBITDA (5)	6.9			14.9

	Six Months Ended August 1, 2009			Six Months Ended August 2, 2008
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (1)	(1)	Basis	Basis (2)	(2)	Basis
Borders Superstores
Sales	$1,050.3	$—	$1,050.3	$1,222.6	$—	$1,222.6
Depreciation expense	39.8	7.1	46.9	47.1	—	47.1
Operating loss	(21.7)	(12.2)	(33.9)	(31.0)	(6.7)	(37.7)
Adjusted EBITDA (5)	18.1			16.1
Waldenbooks Specialty Retail
Sales	$151.4	$—	$151.4	$192.9	$—	$192.9
Depreciation expense	3.8	—	3.8	4.6	—	4.6
Operating loss	(8.5)	(1.4)	(9.9)	(19.5)	(1.8)	(21.3)
Adjusted EBITDA (5)	(4.7)			(14.9)
International (3)
Sales	$56.6	$—	$56.6	$63.2	$—	$63.2
Depreciation expense	2.7	—	2.7	3.0	—	3.0
Operating loss	(0.9)	(0.7)	(1.6)	0.1	(0.1)	—
Adjusted EBITDA (5)	1.8			3.1
Corporate (4)
Operating loss	$(5.3)	$(5.2)	$(10.5)	$(3.7)	$(5.3)	$(9.0)
Adjusted EBITDA (5)	(5.3)			(3.7)
Consolidated (3)
Sales	$1,258.3	$—	$1,258.3	$1,478.7	$—	$1,478.7
Depreciation expense	46.3	7.1	53.4	54.7	—	54.7
Operating loss	(36.4)	(19.5)	(55.9)	(54.1)	(13.9)	(68.0)
Adjusted EBITDA (5)	9.9			0.6

(1)	Results from 2009 were impacted by a number of non-operating items, including accelerated depreciation related to our multimedia reduction initiative, asset impairments, severance costs, store closure costs and professional fees related to our turnaround efforts. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(2)	Results from 2008 were impacted by a number of non-operating items, including store closure costs, severance costs, and professional fees related to strategic alternatives. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(3)	Excludes the results of 2008 discontinued operations (Borders Australia, Borders New Zealand and Borders Singapore).

(4)	The Corporate segment includes various corporate governance costs and corporate incentive costs.

(5)	Adjusted EBITDA is operating income (loss) before depreciation and amortization. Adjusted EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement. Adjusted EBITDA information is being included as we believe it is a commonly used measure of operating performance in the retail industry. Adjusted EBITDA is provided to enhance an investor’s understanding of our operating results. It should not be construed as an alternative to income from operations as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate Adjusted EBITDA in the same manner. As a result, Adjusted EBITDA as reported may not be comparable to Adjusted EBITDA as reported by other companies.